EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-143267 on Form S-8 of our report dated April 17, 2014, relating to the consolidated financial statements and financial statement schedule of Acorn International, Inc. and its subsidiaries and variable interest entities (the “Company”), appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2013.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Deloitte Touche Tohmatsu Certified Public Accountants LLP
Shanghai, China
April 17, 2014